Exhibit 3.12

BY-LAWS

OF

UPLAND RESOURCES, INC.

ARTICLE I

Stockholders’ Meetings

Section 1.  Place of Meetings:  All meetings of the stockholders shall be held at the offices of the Corporation at 299 Park Avenue, New York, New York, unless some other place is designated in the respective notices or waivers of notice thereof.

Section 2.  Annual Meetings:  The annual meeting of the stockholders of the Corporation shall be held on the fourth Tuesday in May in each year, at 10:00 a.m., if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday.

Section 3.  Special Meetings:  Special meetings of the stockholders may be called at any time by the President, by the Board of Directors or a majority thereof, or by the holders of not less then one tenth of the shares of stock entitled to vote at the meeting.

Section 4.  Notice of Meetings:  Written notice stating the place, day and hour of every meeting of the stockholders, and the purpose or purposes for which it is called, shall be mailed not less than ten nor more than forty days previous thereto to each stockholder of record entitled to vote at the meeting at his address as it appears on the stock transfer books of the Corporation.  Such further notice shall be given as may be required by law.  Meetings may be held without notice if all of the stockholders entitled to notice are present in person or by proxy or if notice is waived by those stockholders not present, either before or after such meetings.

Section 5.  Quorum:  Any number of stockholders together holding at least a majority of the shares of stock entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend.

Section 6.  Voting:  At any meeting of the stockholders, each holder of shares of stock entitled to vote shall have one vote, in person or by proxy, for each share of stock standing in his or her name on the books of the Corporation at the time of such meeting, or on any record date fixed in advance by the Board of Directors, which date shall be not more than fifty days prior to the meeting.

Section 7.  Presiding Officer:  Meetings of the stockholders shall be presided over by the President, or if he is not present by the Vice President, or if neither is present by a chairman elected at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, or if he is absent, a secretary shall be elected at the meeting.

ARTICLE II

Directors

Section 1.  General Powers:  The property, affairs and business of the Corporation shall be managed by the Board of Directors, and, except as otherwise expressly provided by law or by the Articles of Incorporation or by these By-laws, all of the powers of the Corporation shall be vested in the Board of Directors.

Section 2.  Number and Qualification:  The Board of Directors shall be five in number. Directors need not be stockholders. At least one director shall be a citizen of the United States. No person shall be elected or re-elected a director of the corporation after attaining seventy years of age. A majority of the directors actually elected and serving at the time of any given meeting shall constitute a quorum for the transaction of business.

Section 3.  Election of Directors:  The directors shall be elected at the annual meeting of stockholders and shall hold their respective offices until the next annual meeting or until their successors are elected. At any meeting called expressly for that purpose, any director may be removed from office by a vote of stockholders holding a majority of the shares of stock entitled to vote at an election of directors. Vacancies in the Board of Directors arising otherwise than by removal may be filled by an affirmative vote of a majority of the remaining directors (though less than a quorum), including vacancies arising from an increase by not more than two in the number of directors. Vacancies arising by removal of directors may only be filled by the stockholders having power to remove directors. Vacancies arising by an increase by more than two in the number of directors shall all be filled by the stockholders entitled to vote at an election of directors.

Section 4.  Meetings and Notice:  Meetings of the Board of Directors, either regular or special, may be held either within or without the State of West Virginia.  Regular meetings shall be held at such places and times as the Board by vote may determine from time to time, and if so determined no notice therof need be given.  Special meetings may be held at any time or place whenever called by the President, any Vice President or the Secretary. Notice of special meetings, stating the time and place thereof, shall be given by mailing it to each director at his residence or business address at least two days before the meeting or by delivering it to him personally or telephoning or telegraphing it to him at his residence or business address at least one day before the meeting, unless, in case of exigency, the President shall prescribe a shorter notice to be given personally or by telephoning or telegraphing each director at his residence or business address. Special meetings may be held without notice if all of the directors are present or if those not present waive notice either before or after the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the respective notices or waivers of notice therof.

ARTICLE III

Committees

Section 1.  Designation, Number and Powers:  The Board of Directors, by resoulution adopted by a majority of the number of directors fixed by these By-laws, may designate two or more directors to constitute an Executive Committee or other committees of limited authority.  The resolution establishing each such committee shall specify a designation by which it shall be known, shall fix its powers and authority, and may fix the term of office of its members.

Each committee of directors, to the extent provided in the resolution establishing it, shall have and may exercise, while the Board of Directors is not in session, all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and perform all of the functions of the Board of Directors specified in these By-laws except to approve an amendment of the Articles of Incorporation or a plan of merger or consolidation. Each such Committee may authorize the seal of the corporation to be affixed on all papers which may require it.  All actions by any such committee shall be subject to revision and alteration by vote of a majority of the whole Board of Directors, provided that no rights of third persons shall be adversely affected by any such revision or alteration.

Section 2.  Removal; Vacancies:  The members of committees of directors shall serve at the pleasure of the Board of Directors. Any member of a committee of directors may be removed at any time, and any vacancy in any such committee may be filled, by majority vote of the whole Board of Directors.

Section 3.  Compensation:  The Board of Directors may by resolution determine from time to time the compensation, if any,

including reimbursement for expenses, of members of any committee of directors for services rendered to the corporation as a member of any such committee.

ARTICLE IV

Officers

Section 1.  Election:  The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers as may be elected as provided in Section 3 of this Article. All officers shall be elected at the regular annual meeting of the Board of Directors held as soon as practicable after the stockholders’ annual meeting and shall hold office until the next regular annual meeting of the Board of Directors and until their successors are elected and shall qualify.  The President shall be chosen from among the directors.  Any two offices may be combined in the same person as the Board of Directors may determine, except that the President and Secretary may not be the same person.  Vacancies among the officers may be filled by the Board of Directors at any duly called meeting of the Board.

Section 2.  Removal of Officers:  Any officer of the Corporation may be removed summarily with or without cause, at any time, by a resolution passed by affirmative vote of a majority of all of the directors at any duly called meeting of the Board.

Section 3.  Other Officers:  Other officers, including one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers, may from time to time be elected by the Board of Directors and shall hold office until the next regular annual meeting of the Board of Directors and until their successors are elected and shall qualify.

Section 4.  Duties:  The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors.  The Board of Directors may require any officer to give bond for the faithful performance of his duties.

ARTICLE V

Indemnity of Officers and Directors

Each director and each officer of the Corporation, and each person who serves or may have served at the request of the Corporation as a director or officer of another corporation in which the Corporation owns shares of capital stock or of which it is a creditor, shall be indemnified by the Corporation against all costs, expenses and liabilities imposed upon or reasonably incurred by him, whether then in office or not, in connection with any action, suit or proceeding (including any settlement or compromise thereof) to which he may be made or named as a party by reason or his being or having been a director or officer of the Corporation or of such other corporation or by reason of any action alleged to have been taken or omitted by him in either such capacity, except in relation to matters as to which he shall have been finally adjudged in such action, suit or proceeding to have been derelict or negligent in the performance of his duties as such director or officer.  If any such action, suit or proceeding shall be settled or compromised (whether or not with court approval) and if such settlement or compromise is of an action, suit or proceeding which involves, in the opinion of independent counsel, a substantial issue of dereliction or negligence in the performance of duties as director or officer, the indemnification provided in these By-laws shall be exclusive of (i) any sums paid or payable by any such director or officer to the Corporation or such other corporation in settlement or compromise of any such action, suit or proceeding and (ii) any sums paid or payable by him otherwise than to the Corporation or such other corporation in settlement or compromise of any such action, suit or proceeding in excess of the estimated costs and expenses of continuing such litigation to final determination. Such right of indemnification shall extend to the heirs, executors and administrators of each such director and officer and shall not be exclusive of any other rights to which any director or officer (or his heirs, executors and administrators) may be entitled as a matter of law or of any other indemnification which may be provided by the vote of the stockholders of the Corporation entitled to vote thereon at an annual meeting or a special meeting called for that purpose.  Each employee of the Corporation may in the discretion of the Board of Directors be indemnified by the Corporation to the same extent provided herein with respect to directors and officers of the Corporation.

ARTICLE VI

Capital Stock

Section 1.  Issues of Certificates of Stock:  Certificates representing stock of the Corporation shall be in such form as prescribed by the Board of Directors and shall bear the seal of the Corporation and the signatures of the President or a Vice President and the Secretary, Treasurer or any other officer of the corporation.  The contents of stock certificates shall be as prescribed by law.

Section 2.  Transfer of Stock:  The stock of the Corporation shall be transferable or assignable on the books of the Corporation by the holders in person or by attorney on surrender of the certificate or certificates for such shares duly endorsed and if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation.

Section 3.  Lost, Destroyed and Mutilated Certificates:  The holder of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

Section 4.  Transfer Books:  The transfer books of the Corporation may be closed by order of the Board of Directors for not exceeding forty days next preceding any stockholders’ meeting or the date for payment of any dividend or the date for the determination of stockholders for any proper purpose. In lieu of closing the transfer books as aforesaid, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than forty days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

ARTICLE VII

Miscellaneous Provisions

Section 1.  Seal:  The seal of the Corporation shall be circular in shape with the words “UPLAND RESOURCES, INC. around the circumference thereof and the words “CORPORATE SEAL - 1975 WEST VIRGINIA” in the center thereof, an impression of which is affixed to this section of the By-laws of the Corporation.

Section 2.  Examination of Books:  The Board of Directors shall, subject to the laws of the State of West Virginia, have power to determine from time to time whether and to what extent and under what conditions and limitations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders.

Section 3.  Fiscal Year:  Unless otherwise ordered by the Board of Directors, the fiscal year of the Corporation shall be twelve calendar months beginning on the first day of November in each year.

Section 4.  Bank Accounts; Deposits, Checks. Drafts and Orders:  Except as otherwise provided by the Board of Directors, any two of the following officers, the President, any Vice President, and the Treasurer, may from time to time (1) open and keep in the name and on behalf of the Corporation, with such banks, trust companies or other depositories as they may designate, general and special bank accounts for the funds of the Corporation and (2) terminate any such bank accounts. Any such action by two of the officers as specified above shall be made by an instrument in writing signed by such two officers and filed with the Secretary. A copy of such instrument, certified by the Secretary or an Assistant Secretary, shall be evidence to all concerned that the designations or terminations therein contained are duly authorized on behalf of the Corporation at the time of the certification.

All funds and securities of the Corporation shall be deposited in such banks, trust companies and other depositories as are designated by the Board of Directors or by the aforesaid officers in the manner hereinabove provided, and, for the purpose of such deposits, the President, any Vice President, the Secretary, the Treasurer or an Assistant Treasurer, and each of them, or any other person or persons authorized by the Board of Directors, may endorse, assign and deliver checks, notes, drafts and other orders for the payment of money which are payable to the Corporation.

Except as otherwise provided by the Board of Directors, all checks, drafts or orders for the payment of money, drawn in the name of the Corporation, may be signed by the President, any Vice

President, the Secretary, the Treasurer or any Assistant Treasurer or by any other officers or any employees of the Corporation who shall from time to time be designated to sign checks, drafts or orders on all accounts or on any specific account of the Corporation by an “Instrument of Designation” signed by any two of the following officers: the President, any Vice President and the Treasurer, and filed with the Secretary. Provided, however, that each such check, draft or order for Twenty-five Thousand Dollars ($25,000), or more (except such checks, drafts or orders drawn in favor of the Corporation itself, its parent company or any department, plant or branch thereof), shall be signed by any officer or employee authorized to sign checks, drafts or orders on the specific bank account involved and shall be countersigned by any one of the following persons who did not so sign: the President, any Vice President, the Secretary and the Treasurer. The Secretary or any Assistant Secretary shall make certified copies of such “Instruments of Designation” and such certified copies shall be evidence to all concerned of the authority of the persons designated therein at the time of the certification. An “Instrument of Designation” may provide for (1) the facsimile signature of any person authorized to sign by such instrument or by this section, provided that no facsimile signature may be used on a check required to be countersigned, or (2) for revocation of authority of any person (other than an officer named in this Section) to sign checks, drafts or orders drawn in the name of the Corporation.

The Treasurer shall report at least annually to the Board of Directors the name of each depository and each account for the funds of the Corporation, the balance on deposit in each account and the name of each employee authorized to sign checks thereon.

Section 5.  Securities Held by the Corporation:  Unless otherwise provided by resolution of the Board of Directors, the President, any Vice President, the Secretary or the Treasurer may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the votes which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporations or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of this Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the President, any Vice President or the Secretary may himself attend any meeting of the holders of stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of this Corporation as the holder of such stock or other securities of such other corporation. Unless otherwise provided by resolution of the Board of Directors, the President, any Vice President, the Secretary or the Treasurer may exercise on behalf of this Corporation any and all rights to which it may be entitled as the holder of stock and securities of other corporations and may take all such action as they, or any of them, may deem necessary or advisable to accomplish the exercise of any such rights.

Section 6.  Real Estate Transactions:  The Board of Directors may authorize any officer, employee or agent of the Corporation to sell, exchange, convey, mortgage, lease or otherwise dispose of or encumber by easement, license or other instrument any of the Corporation’s interests in real estate; any officer, employee or agent exercising any authority granted under this section may execute and deliver in the name and on behalf of the Corporation any instrument deemed necessary or advisable by the executing person to accomplish any such transaction.

ARTICLE VIII

Amendment

The Board of Directors shall have the power to alter, amend or repeal any by-laws of the Corporation and to adopt new by-laws. But any by-laws made by the Board of Directors may be repealed or changed, and new by-laws made, by stockholders, who may prescribe that any by-law made by them shall not be altered, amended or repealed by the Board of Directors.